ARTICLES OF INCORPORATION
                                    OF
                      PERENNIAL DEVELOPMENT CORPORATION

     KNOW ALL MEN BY THESE PRESENTS:

     THAT I, the undersigned, C. HENRY ROATH, 1700 Writers' Center Five, 1873 South Bellaire Street, P.O. Box 5560 T.A., Denver, Colorado 80217-5560, desiring to form a corporation under the laws of the State of Colorado, do hereby make, execute and acknowledge this certificate in writing of my intention to form a body corporate under said laws, and declare:

                              ARTICLE ONE
                                 NAME

     The corporate name of the corporation shall be PERENNIAL DEVELOPMENT CORPORATION.

                               ARTICLE TWO
                                 PURPOSE

     The purpose for which this corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                               ARTICLE THREE
                                 DURATION

     This corporation shall have perpetual existence.

                               ARTICLE FOUR
                               CAPITAL STOCK

     The amount of authorized capital stock of this corporation is 10,000,000 shares of common stock, each share having no par value, and all shares when issued shall be fully paid and nonassessable, the private property of shareholders, and shall not be liable for corporate debts.

                               ARTICLE FIVE
                            RIGHTS OF SHAREHOLDERS

     The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

     5-1. No holder of any shares of any class of the corporation shall, as such, have any preemptive right to purchase or to subscribe for any shares of the capital stock or any other securities of the corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the corporation acquired by it after the issue thereof, nor shall any holder of any such shares of any class, as such, have any right to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the corporation any shares of any class of its capital stock.

     5-2. Each share of capital stock shall be entitled to one vote, either in person or by proxy, at all shareholders' meetings. Cumulative voting shall not be allowed in the election of directors.

     5-3. All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

     5-4 . The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

                               ARTICLE SIX
                                DIRECTORS

     The affairs of the corporation shall be governed by a Board of Directors who shall be elected in accordance with the Bylaws of the Corporation. The number of directors shall be not less than three (3) nor more than nine (9) as fixed by or in the manner provided in the Bylaws; provided, however, that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three (3) shareholders. The organization and conduct of the Board shall be in accordance with the following:

     6-1. The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are:

           Albert Likes Blum
           4155 East Jewell Avenue
           Suite #900
           Denver, Colorado 80222

           Fred Bernard Blum
           4155 East Jewell Avenue
           Suite #900
           Denver, Colorado 80222

           Mark Jay Jackson
           4155 East Jewell Avenue
           Suite #900
           Denver, Colorado 80222

           Theodore Jackson
           4155 East Jewell Avenue
           Suite #900
           Denver, Colorado 80222

     6-2. Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation's capital stock.

     6-3. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

     6-4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     6-5. By resolution adopted by a majority of the number of Pi rectors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the corporation; provided, however, that such delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

     6-6. Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                               ARTICLE SEVEN
                             PLACE OF BUSINESS

     The principal office and the principal place of business of the corporation initially shall be located in the City and County of Denver, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the corporation's initial registered office in Colorado for the purposes of the Colorado Corporation Code, as amended, shall be:

                1700 Writers' Center Five
                1873 South Bellaire Street P.O. Box 5560 T.A.
                Denver, Colorado 80217

     The name of the corporation's initial registered agent at the address of the aforesaid registered office for purposes of said Code shall be: C. Henry Roath.

                                   ARTICLE EIGHT
                                     OFFICERS

     The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the corporation. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the Bylaws. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                                  ARTICLE NINE
                                     BYLAWS

     The Board of Directors shall have the power to make and adopt Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the corporation except as otherwise specifically provided therein.

                                  ARTICLE TEN
                              MEETINGS OF SHAREHOLDERS

     Meetings of shareholders of the corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the President of the corporation, the Board of Directors, or by the record holder or holders of at least 33% of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of not less than one-half (l/2) of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.

                                 ARTICLE ELEVEN
                                 SALE OF ASSETS

     Whenever the Board of Directors at any meeting thereof, by a majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.

                                 ARTICLE TWELVE
                         INTEREST OF DIRECTORS IN CONTRACTS

     Any contract or other transaction between the corporation and one or more of its directors, between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the facts of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority necessary to carry such vote. This article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                               ARTICLE THIRTEEN
                           INDEMNIFICATION OF DIRECTORS

     The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another company' partnership/joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the extent and under the circumstances permitted by the Corporation Code of the State of Colorado. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit to the extent and under the circumstances permitted by the Corporation Code of the State of Colorado. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the Corporation Code of the State of Colorado. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion' or (3) by the stockholders.

     The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              ARTICLE FOURTEEN
                   AMENDMENT OF ARTICLES OF INCORPORATION

     The corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change, or repeal any provision contained herein in any manner now or hereafter permitted or provided by the corporation laws of Colorado, and the rights of all shareholders are expressly made subject to such power of amendment.

                               ARTICLE FIFTEEN
                          REDUCED VOTING REQUIREMENTS

     When, with respect to any action to be taken by the shareholders of the corporation, the Colorado Corporation Code requires the vote or concurrence of two-thirds of the outstanding shares entitled to vote thereon, or of any series or class, then such action shall be taken by the vote or concurrence of a majority of such shares or series or class thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of May 1995.
                                   /s/ C. Henry Roath
                                   C. Henry Roath

STATE OF COLORADO         )
                          ) ss.
CITY AND COUNTY OF DENVER )

     I, M. Sue Lehigh, a notary public, hereby certify that on the 1st day of May 1985, personally appeared before me C. HENRY ROATH, who, being by me first duly sworn severally declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of May 1985.

     My commission expires:  7-15-86

                                   /s/ M. Sue Lehigh
                                   Notary Public

                      ARTICLES OF AMENDMENT
                              TO THE
                    ARTICLES OF INCORPORATION
                                OF
                PERENNIAL DEVELOPMENT CORPORATION

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the Corporation is PERENNIAL DEVELOPMENT
CORPORATION.

     SECOND: The following amendment to the Articles of Incorporation was adopted on September 19, 1986, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

      ___ Such amendment was adopted by the board of directors where no shares have been issued.

     _X_ Such amendment was adopted by a vote of the shareholders. The num-ber of shares voted for the amendment was sufficient for approval.

The Articles of Incorporation are amended as follows:

     1. Article Four shall be deleted in its entirety and the following substituted therefor:

                           ARTICLE FOUR
                          CAPITAL STOCK

     The amount of authorized capital stock of this Corporation is 20,000,000 shares of Common Stock, each share having no par value; 1,200,000 shares of Subordinated Convertible Common Stock, each share having no par value; and 10,000,000 shares of Preferred Stock, par value $10.00 per share, and all shares when issued shall be fully paid and nonassessable, the private property of shareholders, and shall not be liable for corporate debts.

     2. Article Five shall be deleted in its entirety and the following substituted therefor:

                           ARTICLE FIVE
                      RIGHTS OF SHAREHOLDERS

     The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

     5-1. No holder of any shares of any class of capital stock of the Corporation shall, as such, have any preemptive right to purchase or to subscribe for any shares of the capital stock or any other securities of the Corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the capital stock of the Corporation acquired by it after the issue thereof, nor shall any holder purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the Corporation, or to which shall be attached or appertain any warrant or warrants or any instrument or instruments that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for or to purchase from the Corporation any shares of any class of its capital stock.

     5-2. The holders of shares of Subordinated Convertible Common Stock shall have the right on a pro rata basis (as defined below) to convert one share of such stock into one share of Common Stock for every $1.25 of annual pretax net profit earned by the Corporation upon and subject to the following terms and conditions:

          5-2-1. Annual pretax net profit shall be determined on a non-cumulative basis for each fiscal year of the Corporation; provided, however, that for the fiscal year ending in 1987, pretax net profit shall be determined commencing on the date of closing of the initial public offering, if any, by the Corporation of its equity securities and shall end on the last day of such fiscal year.

          5-2-2. Annual pretax net profit shall be determined in accordance with generally accepted accounting principles consistently applied based upon the audited annual financial statements of the Corporation; provided, however, that in the event audited financial statements are not obtained, or in the event such financial statements are not available within 90 days following the end of the fiscal year, then annual pretax net profit shall be determined based upon unaudited financial statements for that fiscal year prepared by or for the Corporation.

          5-2-3. Notwithstanding anything contained herein to the contrary, the holders of the Subordinated Convertible Common Stock shall have no right to convert more than an aggregate of 240,000 such shares determined on a pro rata basis (as defined below) during any period of twelve consecutive months, except as otherwise specifically provided in this Article Five; provided, however, that vested conversion rights shall carry over to subsequent periods.

          5-2-4. Any shares of Subordinated Convertible Common Stock as to which conversion rights shall not have vested as of the Corporation's fiscal year ending in 1992 shall be cancelled and the holders thereof shall have no further rights in connection therewith.

          5-2-5. So long as any shares of Subordinated Convertible Common Stock shall be outstanding and unconverted, (I) if the Corporation shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or
(iii) if any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be affected, or (iv) in the event any person, including the Corporation, shall offer to purchase all or any of the outstanding shares of Common Stock, then, in any such case, the Corporation shall cause to be delivered to the holders of the outstanding shares of Subordinated Convertible Common Stock at the earliest practicable time, but not less than 10 days prior to the date specified in (x) or (y) below except as to offers to purchase, as the case may be, a notice containing a brief description of the proposed or pending action and stating the date on which
(x) a record is tob e taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place or such offer to purchase is to commence or has commenced and the date, if any is to be fixed, on which the holders of Common Stock of record shall be entitled to exchange or tender their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, winding up or offer to purchase. The holders of shares of Subordinated Convertible Common Stock as to which conversion rights have vested pursuant to Section 5-2 above, but which are precluded from being converted into Common Stock pursuant to Subsection 5-2-3 above, shall have the right to convert such shares on or before the date specified in (x) or (y) above.

     Section 5-2-6. So long as any shares of Subordinated Convertible Common Stock shall be outstanding and unconverted, (I) in case of any reclassification, capital reorganization or other change in outstanding shares of common Stock of the Corporation (including an issuance of Common Stock by way of dividend or other distribution or a subdivision or a combination of such Common Stock); or (ii) in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with a subsidiary in which merger the corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or (iii) in case of any sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety, the Corporation shall cause effective provision to be made, if reasonably practicable, so that the holders of shares of Subordinated Convertible Common Stock shall have the right therafter upon conversion to acquire the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, as if the holder had converted prior to such transaction. In the event it is reasonably impracticable to make such provision, then the Corporation shall determine the aggregate value of the transaction, net to the Corporation and/or its shareholders, and the holders of the outstanding shares of Subordinated Convertible Common Stock shall have the right to convert such shares into shares of Common Stock as and to the extent provided herein as if such value were pretax net profit without regard to the limitation set forth in Subsection 5-2-3 above, effective on or before the record or other significant date for determination of holders of Common Stock entitled to directly or indirectly participate in such transaction.

          5-2-7. The term "pro rata basis" as used herein shall mean, as to any holder of record of shares of Subordinated Convertible Common Stock, the number of such shares held of record by that holder divided by the total number of outstanding shares of that class times the number of such shares as to which conversion rights shall have vested as to any fiscal year of the Corporation or times the number of such shares convertible during any period of twelve consecutive months, as may be appropriate.

     5-3. Each shares of capital stock, whether Common Stock or Subordinated Convertible Common Stock, shall be entitled to one vote, either in person or by proxy, at all shareholders' meetings and all shares shall be voted as a single class. Cumulative voting shall not be allowed in the election of directors.

     5-4. All outstanding shares of Common Stock shall share equally in dividends and upon liquidation. Outstanding shares of Subordinated Convertible Common Stock shall have no rights to receive dividends or other distributions, whether or not in liquidation, except as otherwise specifically provided herein. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

     5-5. The Board of Directors of the Corporation shall have the authority to divide shares of Preferred Stock into series and, within the limitations provided by law, to fix and determine the relative rights and preferences of the shares of any series.

     5-6. The Board of Directors may cuase any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the Corporation or in the minutes of any propertly convened meeting of the Board of Directors, provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows: None.

     FOURTH: The manner in which such amendment affects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.

                              PERENNIAL DEVELOPMENT CORPORATION

                              By:  /s/ Albert L. Blum
                                   Albert L. Blum, President

                              By:  /s/ Mark J. Jackson
                                   Mark J. Jackson, Secretary
                           ARTICLES OF AMENDMENT
                          ARTICLES OF INCORPORATION

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is PERENNIAL DEVELOPMENT CORPORATION.

     SECOND: The following amendment to the Articles of incorporation was adopted on December 17, 1987, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

     [ ] Such amendment was adopted by the board of directors where no shares have been issued

     [X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     See Exhibit A attached hereto and incorporated herein by this reference.

     THIRD: The statement, if not set forth in each amendment, in which any exchange, modification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None

     FOURTH: The manner in which such amendment affects a change in the amount of state capital, and the amount of stated capital as changed by such amendment are as follows: No change.

PERENNIAL DEVELOPMENT CORPORATION

By: /s/ Mark J. Jackson
   Mark J. Jackson
                               EXHIBIT A
                  Amendment to Articles of Incorporation

     The Articles of Incorporation of PERENNIAL DEVELOPMENT CORPORATION, a Colorado corporation (the "Corporation"), shall be amended by the addition of the following thereto:

                             ARTICLE FOURTEEN
                      LIMITATION OF DIRECTOR LIABILITY
                            AND INDEMNIFICATION

No director of the Corporation shall have liability to the Corporation or to its stockholders or other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which such director derived an improper personal benefit, but only to the extent of the reasonable fair value of any such improper benefit.

No officer or director shall be personally liable for any injury to person or property acting out of a tort committed by an employee of the corporation unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

The word "director" shall include at least the following, unless limited by Colorado law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any owner foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Colorado law, the word "director" shall also include officers, employees and agents of the Corporation and the heirs and personal representatives of all directors.
                   ARTICLES OF AMENDMENT TO THE
                   ARTICLES OF INCORPORATION OF

                PERENNIAL DEVELOPMENT CORPORATION

                       CHANGING ITS NAME TO

                    IN-HOUSE REHAB CORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the Corporation is PERENNIAL DEVELOPMENT CORPORATION.

SECOND:   The following amendment was adopted on October 10, 1996 by the
Board of Directors, and on November 25, 1996 by a vote of the Shareholders of the Corporation, in the manner prescribed by the Colorado Business Corporation Act. The number of shares voted for the amendments was sufficient for approval.

          ARTICLE I - NAME shall be amended to read as follows:

                        "ARTICLE I - NAME

          The name of the Corporation is IN-HOUSE REHAB CORPORATION."

THIRD:    The manner, if not set forth in such amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected, is as follows: Not applicable.

          DATED:  November 26, 1996.

                              PERENNIAL DEVELOPMENT CORPORATION
                              (Changing its name to
                                IN-HOUSE REHAB CORPORATION)

                              By/s/ David V. Hall
                                   David V. Hall
                                        President